UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

 (484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2009, the Board of Directors appointed Sheryl S. Vittitoe, age 44, as the new Chief Financial Officer of First Chester County Corporation (the “Company”) and First National Bank of Chester County (the “Bank”), effective as of September 8, 2009.  John E. Balzarini’s last day as Chief Financial Officer of the Company and the Bank was August 20, 2009.  Mr. Balzarini’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Vittitoe has been employed by Accume Partners LLC since 2005, most recently as Managing Director responsible for the firm’s financial services practice in the Metro New York region. In 2004, prior to joining Accume Partners LLC, Ms. Vittitoe was Senior Vice President and Audit Director for Sovereign Bank where her responsibilities included auditing the corporate accounting and treasury areas as well as various lending, branch, trust, and deposit operations.  Previously, Ms. Vittitoe was Controller for a credit union with more than $500 million in managed assets.  Ms. Vittitoe is certified by the Institute of Internal Auditors to perform audit quality reviews and is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

There are no arrangements or understandings between Ms. Vittitoe and any other person pursuant to which Ms. Vittitoe was appointed to serve as Chief Financial Officer of the Company. There are no family relationships between Ms. Vittitoe and any director or executive officer of the Company. There has been no transaction nor are there any proposed transactions between the Company and Ms. Vittitoe that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Vittitoe is an at-will employee and has no employment agreement with the Company or the Bank.  She will receive an annual base salary of $215,000 and a $10,000 signing bonus, and be eligible to participate in the Company’s discretionary bonus program.  In connection with Ms. Vittitoe’s employment, the Bank entered into a Change of Control, Non-Compete and Non-Disclosure Agreement with Ms. Vittitoe.  The Agreement will continue in effect as long as Ms. Vittitoe is actively employed by the Bank.  Pursuant to the Agreement, should Ms. Vittitoe’s employment be terminated without “cause” as defined in the Agreement, or if she terminates her employment for “good reason” as defined in the Agreement, at any time within two years following a Change of Control, she will receive certain termination benefits.  The termination benefits consist principally of the continuation of her then current base salary and fringe benefits for a period of one year from her termination and payment of any bonus she would otherwise be eligible to receive for the one year period following her termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2009	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
Name: John A. Featherman, III
Title: Chairman of the Board and Chief Executive Officer